Exhibit 99.1

FOR IMMEDIATE RELEASE	Investor and Media Contact: Whitney Finch
November 21, 2012	Vice President of Investor Relations
813.421.7694
wfinch@walterinvestment.com

WALTER INVESTMENT MANAGEMENT CORP. ANNOUNCES

BANKRUPTCY COURT APPROVAL OF RESCAP BID

November 21, 2012, Tampa, FL — Walter Investment Management Corp. (NYSE MKT: WAC) today announced that its joint bid with Ocwen Loan Servicing, LLC for the mortgage servicing and origination platform assets of Residential Capital, LLC (ResCap) was approved by the U.S. Bankruptcy Court for the Southern District of New York, subject to the court completing the final order which is expected today. The transaction is expected to close in the first quarter of 2013.

ResCap, a wholly-owned subsidiary of Ally Financial Inc., was servicing at March 31, 2012 over 2.4 million loans, with an aggregate unpaid principal balance (UPB) of approximately $374 billion. Of these, approximately 68% of the loans (by UPB) are owned, insured or guaranteed by Fannie Mae, Freddie Mac or Ginnie Mae. ResCap has operations in Ft. Washington, PA, Waterloo, IA, Dallas, TX, Burbank and Costa Mesa, CA and Minneapolis, MN.

Under the joint bidding arrangement, Walter Investment Management Corp. will acquire the Fannie Mae mortgage servicing rights (MSR) portion of ResCap’s servicing portfolio, representing approximately $50.4 billion in UPB at August 31, 2012, as well as the origination and capital markets platforms.

“The Bankruptcy Court’s confirmation of our joint bid is an important step towards closing the transaction,” said Mark J. O’Brien, Chairman and Chief Executive Officer of Walter Investment. “We look forward to leveraging the ResCap originations platform to profitably achieve additional scale in our originations business and anticipate that in combination with the acquisition of the Fannie Mae MSR the transaction will be meaningfully accretive to our business and drive considerable value for our shareholders.”

Closing of the transaction remains subject to the satisfaction of a number of conditions to closing contained in the purchase agreement, including the approval of Fannie Mae to the assumption of its contracts, and the resolution of several outstanding creditor claims.

About Walter Investment Management Corp.

Walter Investment Management Corp. is an asset manager, mortgage servicer and mortgage portfolio owner specializing in less-than-prime, non-conforming and other credit-challenged mortgage assets. Based in Tampa, Fla., the company services a diverse loan portfolio.

Disclaimer and Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements, including forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, but are not limited to, statements concerning Walter Investment’s plans, beliefs, objectives, expectations and intentions and other statements that are not historical or current facts. Forward-looking statements are based on Walter Investment’s current expectations and involve risks and uncertainties that could cause actual results to differ materially from those expressed or implied in such forward-looking statements. Factors that could cause Walter Investment’s results to differ materially from current expectations include, but are not limited to: the expiration of the appeal period of the Bankruptcy Court’s Order, the resolution of all outstanding claims in the bankruptcy case, the satisfaction of all conditions to closing the transaction, Walter Investment’s ability to efficiently transfer the Fannie Mae MSRs and the originations platform, the ability of Walter Investment to achieve the revenues that it expects from the MSRs and the revenues and synergies that it expects from originations and capital markets platforms, the ability of Walter Investment to retain key personnel from both the acquired ResCap platforms and within its own organization, potential disruption in Walter Investment’s business as it seeks to close the transaction, transfer the purchased accounts and establish the originations and capital markets platforms; and other factors detailed in Walter Investment’s 2011 Annual Report on Form 10-K and other periodic reports filed with the U.S. Securities and Exchange Commission. In addition, these statements are based on a number of assumptions that are subject to change. Accordingly, actual results may be materially higher or lower than those projected. The inclusion of such projections herein should not be regarded as a representation by Walter Investment that the projections will prove to be correct. This press release speaks only as of this date. Walter Investment disclaims any duty to update the information herein.